PROSPECTUS SUPPLEMENT                                         File No. 333-83374
----------------------                                            Rule 424(b)(3)
(To Prospectus Supplement and Prospectus dated April 1, 2002)
Prospectus number:         2242

                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue

                                Fixed Rate Notes

Principal Amount:    $22,400,000      Original Issue Date:   August 6, 2002

CUSIP Number:        59018YNM9        Stated Maturity Date:  December 14, 2005

Interest Calculation:                 Day Count Convention:
---------------------                 ---------------------
|_| Regular Floating Rate Note        |_| Actual/360
|_| Inverse Floating Rate Note        |_| 30/360
      (Fixed Interest Rate):          |_| Actual/Actual

Interest Rate Basis:
--------------------
|_| LIBOR                             |_| Commercial Paper Rate
|_| CMT Rate                          |_| Eleventh District Cost of Funds Rate
|_| Prime Rate                        |_| CD Rate
|_| Federal Funds Rate                |_| Other (see attached)
|_| Treasury Rate
   Designated CMT Page:                  Designated LIBOR Page:
         CMT Telerate Page:                    LIBOR Telerate Page: 3750
         CMT Reuters Page:                     LIBOR Reuters Page:

Index Maturity:        na                  Minimum Interest Rate: Not Applicable

Spread:                na                  Maximum Interest Rate: Not Applicable

Initial Interest Rate: Calculated as       Spread Multiplier:     Not Applicable
                       if the Original
                       Issue Date was
                       an Interest Reset
                       Date

Interest Reset Dates:   0
                        0

Interest Payment Dates: 0
                        0
Repayment at the
Option of the Holder:   The Notes cannot be repaid prior to the Stated
                        Maturity Date.

Redemption at the
Option of the Company:  The Notes cannot be redeemed prior to the Stated
                        Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                JPM Chase Bank

Dated:                  July 31, 2002